EXHIBIT 99.1

                        2002 INCENTIVE STOCK OPTION PLAN

                                2,500,000 SHARES

                                FONAR CORPORATION


1.   Purposes of the Plan.

     The purpose of this Plan (the "Plan"), which is designed to qualify as an "incentive stock option plan" under section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), is to assist Fonar Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries (as hereinafter defined) in attracting and retaining key employees and to secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by employees who are responsible for the continuing growth and success of the Corporation and its subsidiaries. The Plan provides a means by which such employees may be given an opportunity, as an incentive to service or continued service with the Corporation or a subsidiary, to purchase shares of the Common Stock of the Corporation upon the exercise of options designed to qualify as "incentive stock options" under Section 422A of the Code.

     For the purposes of this Plan, the term "subsidiary" and/or "subsidiaries" shall have the same meaning as the term "subsidiary corporation" defined in section 425 (f) of the Code, as from time to time amended, and shall include specifically Health Management Corporation of America.

2.   Shares Subject to the Plan.

     Subject to the provisions of Section 13 of the Plan, an aggregate of 2,500,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for the issuance upon the exercise of options under the Plan.

     The shares to be issued upon the exercise of options under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation. If an option shall expire or terminate for any reason without having been exercised in full, the unpurchasable shares which were subject thereto shall, unless the Plan shall have been terminated, be added to the shares otherwise available for options under the Plan.

3.   Term of the Plan.

     Subject to the provisions of Section 14 and 15, the Plan shall commence effective as of July 1, 2002, and options granted under the Plan must be granted no later than June 30, 2012.

4.   Administration of the Plan.

     The Plan shall be administered by a committee which shall consist of one or more members, as the Board of Directors shall from time to time determine, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive options, or to whom options have been granted, may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided, however, that no Director shall vote upon the granting of an option to himself, but any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors at which the Plan is administered or action is taken with respect to the granting of an option. Any action of the Committee or the Board of Directors may be taken by a written instrument signed by all of the members of the Committee or the Board of Directors, as the case may be, and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called.

     Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion:
(i) to determine the individuals to receive options, the times when they shall receive them, the number of shares to be subject to each option, the exercise price for shares of Common Stock subject to each option, the term of each option, the date each option shall become exercisable in whole, in part or in installments, and, if in installments, the number of shares to be subject to each installment, the date each installment shall become exercisable and the term of each installment: to accelerate the date of exercise of any installment; to determine whether shares may be issued upon exercise of an option as partly paid and, if so, the date when future installments of the exercise price shall become due and the amounts of such installments, and to determine the other terms and provisions of each option granted under the Plan; (ii) to construe and interpret the terms of the respective option certificates and the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations deemed necessary or advisable for administering the Plan. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4 shall be final and conclusive.

5.   Eligibility and Selection.

     Only key employees (including employees who are officers and directors) of the Corporation or of any of its subsidiaries are eligible to receive options under the Plan. For the purposes of the Plan, the term "key employees" shall mean and include all employees of the Corporation or any of its subsidiaries who render substantial services to the Corporation in the management, administration or supervision of the business or affairs of the Corporation or any of its subsidiaries or are engaged in the research, development, production, sale, marketing, or promotion of the products or services of the Corporation or any of its subsidiaries. Directors of the Corporation who are not employees of the Corporation or a subsidiary are not eligible to receive options under the Plan. In determining the employees to whom options shall be granted under the Plan and the number of shares of Common Stock as to which options may be granted to such an employee, the Committee or the Board of Directors, as the case may be, shall consider the duties of the employees, their present and potential contributions to the success of the business of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such options and the interests of the Corporation. An employee may receive more than one option under the Plan.

6.   Incentive Stock Options.

     (a) Each option ("Option") may be evidenced by a written Incentive Stock Option Certificate (the "Certificate"); provided that to the extent permitted by law and consistent with the terms and conditions of the Plan and the Option, the Board of Directors may make such modifications in the terms and conditions of the Option as the Board shall deem necessary or advisable, or as may be required in order that the Option evidenced by the Certificate be an "incentive stock option".

     (b) Each Option under the Plan (i) shall specify the exercise price per share of Common Stock, which shall not be less than the fair market value of the Common Stock of the Company on the date on which such Option is granted, provided that the exercise price per share of any Option granted to an individual who, at the time such option is granted, is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation shall not be less than 110% of the fair market value of a share of the Common Stock of the Corporation on the date on which such Option is granted; (ii) shall be exercisable during a period no later than ten (10) years after the date on which it is granted, as determined by the Committee or the Board of Directors at the time of grant; provided that any Option granted to any person who, at the time such Option is granted, is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, must expire no later than five (5) years after the date of grant of the Option; (iii) shall be exercisable at such time or times as may be determined by the Committee or the Board of Directors at the time of grant, provided that an Option shall become immediately exercisable as to all shares subject to the Option upon the death or "disability" (as defined in Section 13) of the holder of the Option; (iv) shall not be transferable by the holder of the Option (other than by will or the laws of descent and distribution), and shall be exercisable during the lifetime of the holder of the Option only by such holder; and (v) shall contain such other terms and conditions or be in such other form as may be determined by the Committee or the Board of Directors at the time of grant, provided that such other terms and conditions shall be permitted by law, shall not be inconsistent with the Plan and shall not prevent the Option from qualifying as an "incentive stock option" under Section 422A of the Code. To the extent permitted by law, and without limitation to the foregoing, the Board of Directors may make such modifications in the provisions of any particular Option under the Plan as it shall deem advisable or as may be required in order that the Option may qualify as an "incentive stock option" under section 422A of the Code.

7.   Exercise Price.

     The exercise price for each share of Common Stock issuable upon the exercise of an Option granted under the Plan shall not be less than the fair market value (or, in the case of an Option granted to any person who, at the time of the grant of such Option, is the owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries, not less than 110% of the fair market value) of a share of Common Stock at the time of granting of the Option, as determined by the Committee or the Board of Directors, provided that the method of determination shall not be inconsistent with any regulations applicable to "incentive stock options" which may be promulgated by the Internal Revenue Service or the Secretary of the Treasury.

8.   Term of Options.

     Options under the Plan shall be exercisable as shall be determined by the Committee or the Board of Directors, as the case may be, at the time of grant; provided that Options granted hereunder shall be exercisable for a period not exceeding ten (10) years from the date such Option is granted, and provided that any Option granted to any person who, at the time such Option is granted, is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries shall be exercisable for a period not exceeding five (5) years from the date such Option is granted. Options shall be subject to earlier termination as hereinafter provided.

9.   Exercise of Options.

     Each Option shall be exercised, in whole or in part, as to such number of shares of Common Stock and at such time or times as the Committee or the Board of Directors shall have determined at the time of grant. Except as provided in Sections 10 and 11 hereof, an Option may only be exercised if the holder is at the time of exercise in the employ of the Corporation or a subsidiary of the Corporation. Options shall be exercised only by the holder at the Corporation's principal office, or at such other office as may be designated by the Corporation, specifying the number of shares purchased and accompanied by payment in full by certified or bank cashier's check, shares of Common Stock of the Corporation owned by the holder of the Option (or by any other property, or in any other form, acceptable to the Committee or the Board of Directors, as the case may be.) Certificates representing the shares of stock purchased upon exercise shall be issued as promptly as practicable thereafter. The holder of an Option shall not have any of the rights of a stockholder of the Corporation with respect to the shares of Common Stock issuable upon exercise of the Option until one or more certificates evidencing such shares of Common Stock shall have been issued to the holder of the Option. In no event may a fraction of a share be purchased or issued under the Plan.

     Options issued under the Plan (and any other plans of the Corporation) to any individual will not be treated as "incentive stock options" under Section 422A of the Code to the extent that the aggregate fair market value of the stock underlying any such options (determined as at the time the options are granted), which become exercisable for the first time in any calendar year, exceeds $100,000.

10.  Termination of Employment.

     Except as provided in Section 11, any Option granted under the Plan to an employee who voluntarily terminates his employment with the Corporation without the written consent of the Corporation shall expire immediately upon such termination of employment. Any Option granted under the Plan to an employee who voluntarily terminates his employment with written consent of the Corporation or whose employment is involuntarily terminated, shall be exercisable for a period which shall expire on the day 3 months after the cessation of employment, but in no event after expiration of the term of the Option and only to the extent such Option is otherwise exercisable. Except as provided in Section 11, upon the expiration of any such Options, all rights thereunder, to the extent that such rights shall not have been exercised, shall terminate immediately. Options granted under the Plan shall not be affected by any change of employment as long as the holder continues to be an employee of the Corporation or of any subsidiary of the Corporation.

11.  Exercise Upon Death, Disability or Retirement of the Employee.

     (a) If the holder of an Option dies while employed by the Corporation or any of its subsidiaries, the Option may be exercised as to all shares subject to the Option by the executor or administrator of such deceased employee or by such other person at the time entitled by law to the rights of such deceased employee under the Option, at any time within six (6) months after death, but in no event after the expiration of the term of the Option.

     (b) In the event that the employment of the holder of any Option by the Corporation or a subsidiary of the Corporation is terminated by reason of the "disability" of the holder of the Option, the Option may be exercised as to all shares subject to the Option by the holder thereof at any time within one (1) year after the date of such termination of employment, but in no event after the expiration of the term of the Option. For purposes of the Plan the term "disability" shall mean a physical or mental disability as defined in Section 105 of the Code.

     (c) In the event that the employment of the holder of any Option by the Corporation or a subsidiary of the Corporation is terminated by reason of the retirement of the holder of the Option, the Option may be exercised (to the extent otherwise exercisable on the date of the retirement of the holder of the Option) by the holder thereof at any time within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option.

12.  Non-Transferability of Options.

     Options shall not be transferable otherwise than by the last will and testament of the holder of the Option or the applicable laws of descent and distribution, and during the lifetime of the holder, Options may be exercised only by the holder thereof. Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan, and shall not be subject to execution, attached or similar process.

     Any assignment, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan, or any levy or execution, attachment or other process attempted upon an Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of an Option or any attempt to make any such levy or execution, attachment or other process will cause the Option to be terminated immediately upon the happening of any such event if the Corporation, at any time, should, in the sole discretion of the Committee or the Board of Directors, so elect, by written notice to the employee or to the person then entitled to exercise the Option under the provisions of Section 11 hereof; provided that any such termination of the Option under the foregoing provisions of this Section 12 will not prejudice any rights or remedies which the Corporation or any subsidiary may have under the Plan, any Incentive Stock Option Certificate or otherwise.

13.  Adjustments.

     If (a) the Corporation shall at any time be involved in a transaction to which subsection (a) of Section 425 of the Code is applicable, (b) the Corporation shall declare a dividend payable in, or shall subdivide or combine its Common Stock, or (c) any other event shall occur which, in the judgment of the Committee or the Board of Directors, necessitates action by way of adjusting the terms of the outstanding Options, the Committee or the Board of Directors, as the case may be, shall take any such action as in its judgment shall be necessary to preserve to the holders of Options rights substantially proportionate to the rights existing prior to such event. To the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to Options outstanding under the Plan, the aggregate number of shares of Common Stock available under Section 2 of the Plan for issuance upon exercise of such outstanding Options and of additional Options which may be granted shall be increased or decreased, as the case may be, proportionately. No action shall be taken by the Committee or by the Board of Directors under the provisions of this Section 13 which, in its judgment, would constitute a modification, extension or renewal of the Option (within the meaning of Section 425(h) of the Code), or would prevent the Option from qualifying as an "incentive stock option" (within the meaning of Section 422A of the Code). The determination of the Committee or the Board of Directors, as the case may be, with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each holder of an Option under the Plan.

14.  Termination and Amendment of the Plan.

     (a) Unless sooner terminated, as hereinafter provided, this Plan shall terminate at 11:59 p.m. on June 30, 2012, and no options shall be granted hereunder after that date. The Board of Directors may, without further approval by the stockholders at any time terminate or amend this Plan without notice, or make such modifications of this Plan as it shall deem advisable; provided that the Board of Directors may not, without prior approval by the stockholders of the Corporation, (i) increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan (except as contemplated by the provisions of Section 13 hereof), (ii) extend the term during which options may be granted under the Plan, (iii) permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms thereof; or
(iv) reduce the exercise price per share to less than the fair market value of a share of Common Stock on the date the Option is granted, or, in the case of any Option granted to an individual who, on the date of the grant of the Option, is the owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary, 110% of the fair market value of a share of Common stock (except, in both cases, as contemplated by the provisions of section 13 hereof). No termination, amendment or modification of the Plan may, without the consent of the person to whom any Option has been granted, adversely affect the rights of such person under such Option or any unexercised portion thereof.

     (b)  Notwithstanding  the  limitation  set forth in  Paragraph  (a) of this
Section 14, the Plan and any Option and the number of shares as to which any Option under the Plan shall have been granted may be reduced, retroactively at any time, to conform to the provisions of the Code and the regulations promulgated thereunder, in order that Options under the Plan may qualify as "incentive stock options" within the meaning of Section 422A of the Code, and no such amendment shall be considered prejudicial to the rights of any holder of an Option.

15.  Substitutions   and   Assumptions   of  Options   of  Certain   Constituent
     Corporations.

     Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new Options for prior options of a constituent corporation (as hereinafter defined) or assume the prior options of such constituent corporation. The term "constituent corporation" shall mean any corporation which has been merged into or consolidated with the Corporation, or whose assets or stock have been purchased or acquired by or liquidated into the Corporation or by or into one or more subsidiaries of the Corporation, or any parent or any subsidiary of any such corporation.

16.  Indemnification of Committee.

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee or the Directors, as the case may be, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or Director is liable for negligence or misconduct in the performance of his duties; provided that within 10 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

17. Effectiveness of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Corporation; provided that the Plan shall be submitted for approval by the stockholders of the Corporation no later than twelve (12) months after the date of adoption of the Plan by the Board of Directors.